CARSON-JENSEN-ANDERSON ENTERPRISES, Inc.
                    ----------------------------------------
                                      d/b/a
                                      -----
                          EYECATCHER MARKETING COMPANY
                          ----------------------------

                               Marketing Agreement
                               -------------------

THIS AGREEMENT, is effective on the 10th day of May 2000 between New Millennium Media International, Inc., (a Colorado Corporation) (hereafter referred to as "NMMI") with its principal place of business at 101 Philippe Parkway, Suite 300, Safety Harbor, FL 34695 and Carson-Jensen-Anderson Enterprises, Inc. (a Florida Corporation) d/b/a Eyecatcher Marketing Company, (hereafter referred to as "CJE") with its principal place of business at 235 Four Knot Lane, Osprey, FL 34229.

WHEREAS, NMMI is in the business of supplying, distributing and placing electronic and static display boards (including casings, containers, attachments, accessories and artwork contained in the display boards) hereafter referred to as Eyecatcher Display Boards.

WHEREAS,  CJE is a  marketing  company  that  intends  to  locate  and place the
Eyecatcher  Display  Boards  within  various  locations,   stores,  offices  and
businesses in select locations throughout the (50) United States as defined below and with the limitations as shown on Exhibit A attached hereto, in consideration for the payment by CJE to NMMI of a monthly usage fee;

NOW THEREFORE, for in consideration of the mutual covenants and undertakings described herein and one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Location(s) NMMI grants to CJE, subject to the limitations contained in Exhibit A attached hereto, the exclusive right to market and place Eyecatcher Display Boards in any location, store, business, office, venue both indoors and outdoors throughout much the United States by utilizing a dealer network or in-house CJE personnel. CJE has the right to determine suitable locations for the Eyecatcher Display Boards. CJE will provide NMMI a quarterly inventory of all Eyecatcher Display Boards along with a precise listing of all site locations and addresses, property owner consents and copies of all site location contracts. Subject to the limitations contained in Exhibit A attached hereto, CJE will have the exclusive right throughout the United States to sell advertising for the Eyecatcher Display Boards both at the local and national level to any suitable advertiser. NMMI shall retain a veto authority relative to suitability of ads and locations. It being agreed that morality, legality and good taste as well as good business sense shall be major factors of consideration.

     2. Advertising and Marketing NMMI will provide to CJE all necessary and pertinent information relating to NMMI and the Eye Catcher display boards to assist CJE and/or the dealer network in marketing the Eyecatcher Display Boards. CJE will be responsible for all printing and marketing sales and solicitational literature. All such sales and solicitational literature shall contain, prominently displayed, the official NMMI logo. Any and all leads or referrals from any advertisements that are placed or running at the execution date of this Agreement or until the termination date of such ads by NMMI or its previous subsidiaries, dealers or affiliates will be provided to CJE.

     3. Usage Fees NMMI will supply to CJE Eyecatcher Display Boards in the quantities as hereinafter stated for which CJE will pay NMMI a monthly usage fee as listed in Exhibit B attached hereto. Such usage fees are to be paid no later than thirty (30) days from the date of receipt by CJE of the Machine(s) at dealer(s) or CJE(s) location(s). There will be no exception to the time of payment and no grace period is granted. Time is of the essence regarding all payments.

     4. Poster/ad Policies CJE shall to be responsible for all ad sales in the Eyecatcher Display Boards and to contract with NMMI for all creative services. CJE will supply to NMMI sufficient raw information and data and advertisers' logo and other advertising material so as to enable NMMI to create the necessary posters for the display boards. NMMI will perform this service within a reasonable period of time so as to not incapacitate the business of CJE or its dealers. CJE and/or its dealers will compensate NMMI an hourly rate, as shown on Exhibit B attached hereto, for all creative services, artwork, layout, animation and all other creative work that is required to make the advertisement suitable for display on NMMI's Machine(s). CJE and its dealers shall notify NMMI at least seventy two (72) hours in advance of any content or advertising changes intended. If NMMI does not timely perform the creative service regarding ads, CJE and its dealers, at their own expense and without liability to NMMI, may contract with an outside creative services company to provide the ads which ads shall comply with the specifications of NMMI and NMMI shall have the singular and absolute discretion as to rejection or approval of ads regarding artistic aesthetics, layout, material onto which the art is printed, material weight and substance type so as to not damage or impair the performance of the Machine(s). If the advertiser supplies its own posters or artwork that merely needs to be enlarged or copied onto the poster material by NMMI without necessity for any touchup, the flat fee rate shall be as shown on Exhibit B attached hereto. Any poster space not otherwise rented to third parties may be used by NMMI at no charge, to promote NMMI and or it's programs (including one charitable organization to be named by NMMI. CJE must give permission for use of space, which shall not be unreasonably withheld.

     5. Installation All Eyecatcher Display Boards shall be delivered in good working condition by NMMI to CJE, or any authorized dealer of CJE, f.o.b. Clearwater, Florida. It is the responsibility of CJE to transport and install the Eyecatcher Display Boards. CJE shall be responsible for all maintenance and repairs subsequent to delivery except for the warranty as stated hereinafter. CJE will be responsible for all Displays and will insure that each location and or dealer has proper insurance to cover each board against fire or theft up to the amount of $5000. for each Display and shall indemnify such. CJE shall produce upon request proof of coverage for all Displays under CJE control.

     6. Returns If Machine(s) arrive at installation site defective, inoperable or broken, CJE will pay all return shipping costs from dealer or CJE location back to NMMI's warehouse or principal place of business.

     7. Service CJE and its dealers agree to properly service and maintain at all times the Eyecatcher Display Boards at site locations. All Eyecatcher Display Boards are warranted by NMMI against nonperformance caused by manufacturer defect for a period of one (1) year from delivery date. For said one-year term, NMMI agrees to supply all necessary parts and/or replace any Machine that is not in operable condition caused by manufacturer defect. NMMI will not be responsible for any damage caused by electrical surge or any other electrical inadequacy. All labor for the repairs, replacement or reinstallation shall be supplied by CJE. NMMI shall train CJE personnel in Clearwater, Florida for all logical repair issues. After the one (1) year warranty period, CJE and its dealers will be responsible for parts and labor for repairing, servicing and maintaining the Eyecatcher Display Boards in excellent condition. All repairs shall be timely so as not to cause any negative appearance within the Machine location sites. NMMI agrees to maintain an inventory of all parts and supplies for CJE and its dealers.

     8. Ownership The Eyecatcher Display Boards installed at any and all locations contracted by CJE and its dealers will at all times remain the property of NMMI. CJE and its dealers acknowledge that the Eyecatcher Display Boards are owned by NMMI and CJE merely has the temporary limited beneficial use of the Eyecatcher Display Boards for which CJE receives a fee from the advertiser and pays a usage fee to NMMI. By having executed, signed and returned to NMMI the Consent form attached hereto as Exhibit D, CJE shall inform all of its dealers and the site location owners that the Eyecatcher Display Boards are owned by NMMI. Each Machine shall have prominently displayed on its front the NMMI logo with the NMMI address and phone numbers; all legally necessary patent information and data; and CJE logo. Said names, logo and address shall be maintained in "like new" appearance at all times and shall be of such size, location and appearance so as to not detract from the primary advertising display intent, i.e., the ads of the paying advertisers.

     9. Operation CJE and its dealers agree that the Eyecatcher Display Boards will at all times be connected to an electrical power source sufficient to operate the Machine and that electrical power will be supplied by the site location owner to the Machine(s) during normal business hours.

     10. Nonpayment of usage fee NMMI, at its sole discretion, may remove any Machine(s) at the expense of CJE if the monthly usage fee payment for the specified Machine is not received by NMMI within thirty (30) days from installation. There is no grace period and time is of the essence. CJE hereby releases and holds harmless NMMI from any and all liability and/or legal action and damage resulting from removal of any Machine because of non-payment. The written contract between CJE, CJE's dealers, the advertisers and the site location owners shall state that the Eyecatcher Display Boards are owned by NMMI and if the monthly usage fee is not timely paid by CJE to NMMI, NMMI reserves the right to collect from the advertisers and site owners all fees as they become due. With the intent of this paragraph in mind as well as paragraph 13, CJE hereby assigns to NMMI all rights to collect any money due from any and all of the advertisers, dealers and/or site owners upon properly executed affidavit of any officer or director of NMMI stating that there has been a nonpayment of money as required by this contract or a termination as stated in paragraph 13 of this contract.

     11.  Copy CJE and its  dealers  agree  that it will not  install  a Machine unless at least four (4) display ads have been sold or are installed in the machine. CJE and its dealers represent that they have and/or at the time of display to the public will have full authority from the advertiser to utilize any trademark, logo, or copyrighted material used in the proposed advertisement. CJE and its dealers agree to hold harmless and defend NMMI against any and all legal actions that arise from any such dispute and/or infringement. NMMI reserves the right to refuse or withdraw any advertisement copy that, in its sole discretion, is considered unlawful, detrimental or otherwise in the discretion of NMMI is determined to be objectionable.

     12. Notices Any notice, demand or request required or permitted to be given hereunder shall be in writing and shall be deemed effective five
          (5) business days after having been deposited in the United States Mail, postage prepaid, registered or certified and addressed to CJE or NMMI to the addresses listed in this Agreement. Either party may change its address for purposes of this Agreement by written notice given in accordance herewith.

     13. Termination Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

          a. Breach or default by the other party of any of the terms, obligations, covenants, representations or warranties under this Agreement. In such case, the non-defaulting party shall notify the other party of such alleged breach or default and that party shall have ten (10) days to cure the default except for the payment of money which shall be deemed to be a default if not promptly paid when due as heretofore stated herein.

          b. The other party is declared insolvent or bankrupt or makes an assignment for the benefit of creditors or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the Bankruptcy Code or any amendment thereof.

          c. If CJE does not meet its quotas as agreed to in Para 15. and CJE loses the exclusivity to the U.S., NMMI will allow CJE to still operate it's existing boards, as long as all other terms and conditions of this contract are in force and all payments are current.

          Upon termination of this Agreement CJE will immediately supply to NMMI up-to-date documents, books of account, leases, invoices and all records pertinent and relevant for NMMI to determine the then present status of the leases, payments, receipts and all terms of all agreements with dealers and site location owners.

     14. Advertiser(s) NMMI agrees that all advertisers that advertise on the NMMI Machine(s) are the clients of CJE and its dealers. In the event of termination of this Agreement other than for cause as stated in paragraph 13 or because of nonpayment, NMMI will not contact said advertising clients for a period of one (1) year after the Agreement termination date. Other than when termination for cause, all monies or advertising revenue will be paid to CJE and/or its dealers until such Machine(s) are removed from specified locations or no more than one year after the Agreement termination date. Other than as permitted herein in the event of a default and during the term of this Agreement, NMMI agrees at no time to contact CJE's advertising clients without the written permission of CJE. NMMI reserves the right to purchase advertisements on all boards under CJE control or CJE dealers control, at a flat rate of $40.00 per display poster, based on availability. The purpose of this is to sell space to national accounts CJE agrees to not contact any of the strategic partners of New Millennium Media International, Inc., including the suppliers and/or manufacturers of the Eyecatcher Display Boards or such other national advertising clients of NMMI as are advertisers or potential advertisers of NMMI. CJE will have the ability to recruit National
          Advertisers on a non-exclusive basis, and will inform NMMI of such contacts. Once a National account is contacted by CJE, NMMI will issue a Letter of Protection to CJE on each account, so that CJE can pursue such account.

     15. Term This Agreement shall become effective June 15, 2000 and shall expire on December 31, 2001 after which date this contract may be renewed for three terms of one year each provided that CJE shall achieve the following performance milestones:

               a. within the first 60 days from the effective date of this Agreement CJE accepts for delivery 20 Eyecatcher Display Boards and is in full compliance with all of the terms of this Agreement; and

               b. within the second 60 days from the effective date of this Agreement CJE accepts for delivery 40 additional Eyecatcher Display Boards and is in full compliance with all of the terms of this Agreement; and

               c. within the third 60 days from the effective date of this Agreement CJE accepts for delivery 40 additional Eyecatcher Display Boards and is in full compliance with all of the terms of this Agreement (at the end of this 180 day period CJE has 100 Eyecatcher Display Boards); and

               d. within the next following 180 days after paragraph "c" above, CJE accepts for delivery 200 Eyecatcher Display Boards (at the end of this 360 day period CJE has 300 Eyecatcher Display Boards) and CJE is in full compliance with all of the terms of this Agreement; and

               e. within the next 90 days after paragraph "d" above, CJE accepts for delivery an additional ten percent of the total number of Eyecatcher Display Boards heretofore delivered (30 additional Eyecatcher Display Boards) and CJE is in full compliance with all of the terms of this Agreement; and

               f. thereafter CJE accepts for delivery every ninety (90) days an additional ten percent (10%) of the prior ninety-day term total number of Eyecatcher Display Boards accepted for delivery and is in full compliance with all of the terms of this Agreement.

          The Order Form attached hereto as Exhibit C completed in full shall be used by CJE for all Machine orders.

          CJE may return any Eyecatcher Display Boards at any time. At which time the billing will stop, as long as the Display is returned in good working order and CJE has met its quotas, as referenced in Para 15.

          The customary delivery of Eyecatcher Display Boards by NMMI is four to six weeks from time of placing the order.

          Presently CJE has in its possession seven (7) Eyecatcher Display Boards The usage fee for these Eyecatcher Display Boards will not begin to accrue until June 15, 2000.

     15. Entire Agreement This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous Agreements between the parties. Neither party is relying upon any warranties, representations or inducements not set forth herein.

     16. Successors This Agreement shall be binding on and inure to the benefit of NMMI and its successors and assigns and any person or entity acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the NMMI assets and business. CJE shall not assign any of its rights nor obligations provided in this Agreement without the prior written consent of NMMI. Said consent shall be in the sole discretion of New Millennium Media International, Inc.

     17. Applicable Law & Venue This Agreement shall be construed in accordance with the laws of the State of Florida and all actions and or disputes involving or surrounding this Agreement shall have the venue of Pinellas County, Florida.

WHEREFORE, the parties have entered into this Agreement as of the date set forth above.

New Millennium Media International, Inc.        Carson-Jensen-Anderson
                                                Enterprises, Inc.
                                                d/b/a Eyecatcher Marketing
                                                Company

By: /s/ John Thatch                             By: /s/ Peter Jensen
    -------------------------------------           ----------------------------
It's  President/CEO     I                       It's  President
      John Thatch                                     Peter Jensen

Date: 5-10-00                                   Date: 5-10-00
      -----------------------------------             --------------------------

                                    Exhibit A
                                (Marketing Area)

The marketing area granted to CJE shall encompass the entire (50)United States except for Pinellas County and Hillsborough County, Florida, which are under contract prior to this agreement, if such contracts become available CJE will have first right of refusal to acquire these territories, upon terms to be negotiated, and the following are entities that NMMI has been discussing accounts with and/or have agreements with as follows:

     Denis Harker - The Florida Keys, exclusive and, first right of refusal of Dade County.
     Monicca Denissen - The Milwaukee Area, non exclusive.
     Ken Patel - Orlando, Lakeland, Leesburg (Florida)area, non exclusive.
     Ron Thomas - Gulf Breeze, Florida, non exclusive.
     Rich Schemenaur - Cincinnati, Ohio, non exclusive.
     Scott Majeras - Hawaii, exclusive limited time left on quota.
     Mark Western - Las Vegas hotels, exclusive to MGM, Harra's, Treasure Island, Rio, Golden Nugget, Four Queens, Ballys.
     Dick Collett - Marroit Hotels.
     Dave Wright - Maryland/Baltimore area, non exclusive. Exclusive includes Safeway Stores, Shop Rite stores, A&P/Superfresh, Ames, Wards, Bradlees, Sears, K-Mart, Bally Fitness Centers, DC/Philadelphia/Boston Metro Systems, Caldor, Wal Mart, Konls, JC Penny, Family Dollars, Dollar General, National Institutes of Health, National Naval Medical center, The Javits Convention Center, GBC Restaurants, and Wegmann's. Will have six months lead time to establish accounts or they will turn back over to CJE if no progress is being made.

and all United States national retail accounts. It is also noted that the manufacturer of the Eyecatcher Display Boards in the past sold several Eyecatcher Display Boards to individuals and/or entities other than New
Millennium Media International, Inc. These Eyecatcher Display Boards are presumed to be in use somewhere in the United States. The rights of CJE under the terms of this contract are subject to these Eyecatcher Display Boards.

                                    Exhibit B
                                 (Fee Schedule)

Eyecatcher Display Unit
Poster Size in Inches             Usage Fee per Month

11 x 17                                   $350
17 x 22                                   $400
20 x 30                                   $475
30 x 40                                   $500
40 x 60                                   $550
48 x 72                                   $600

All posters displayed in the Eyecatcher Display Boards must be printed by NMMI. The charge for sizing (static enlargement of existing reproducible artwork) and printing without any touchup is $25.00 per poster for the 11 x 17 and 17 x 22 sizes. The sizing and printing charge for 20 x 30 and 30 x 40 is $45.00 and all larger sizes listed above is $75.00 per poster. NMMI reserves the right in its sole discretion to reject any unsuitable artwork.

Creative artwork services supplied by NMMI in designing, compiling and/or touchup of existing artwork shall be billed to CJE at the hourly rate of $45.00 in minimum increments of 30 minutes each.

These prices for usage fees, sizing/printing and creative artwork shall be subject to an annual increase at a rate of five percent (5%) over the prior year's rate beginning January 1, 2002.

                                    Exhibit C
                                  (Order Form)

Date of order: ____________________________________________________________

Name of site of Machine location: _________________________________________

Address of Machine location: ______________________________________________

Machine size: _____________________________________________________________

Machine serial number: ____________________________________________________

I hereby order from NMMI the above described Machine intended to be located at the site described above. If this Machine is located anywhere else, I will immediately notify NMMI in writing. The site owner or lessee of the site has been notified and has signed the Owner/Lessee Consent Form.

Carson-Jensen Enterprises, Inc.
d/b/a Eyecatcher Marketing Company

By: __________________________
(authorized representative)

Date: ________________________

                                    Exhibit D
                           (Owner/Lessee Consent Form)

Date of order: ____________________________________________________________

Name of site of Machine location: _________________________________________

Address of Machine location: ______________________________________________

Machine size: _____________________________________________________________

Machine serial number: ____________________________________________________

I hereby state that I am the owner/lessee of the above named site at the above address and I have full individual and corporate authority to grant permission for the installation of the Illummisign "Eyecatcher" Machine at the above-described location. I hereby grant permission to install the Illummisign "Eyecatcher" Machine at the above-described location.

I acknowledge and understand that the above-described Machine is the property of New Millennium Media International, Inc., 101 Philippe Parkway, Suite 300, Safety Harbor, Florida 34695, phone (727) 797-6664.

I agree that if any dispute arises because of the placement of the above described Machine, I hold harmless the owner of said Machine, New Millennium Media International, Inc., and will cooperate with the said owner, New Millennium Media International, Inc., for the return of said Machine to said owner and grant permission to said owner to enter the above described property/premises to take possession of said Machine. I further understand that I have no right of claims against said Machine now or in the future and should any such right arise because of any law in the future, I hereby waive all such possessory rights or claims.

________________________________
(name of location)

________________________________
(name of corporate entity)

________________________________
(Corporate capacity, pres, sec, treas, etc.)

________________________________
(name of individual signing)

                                   Addendum to

Carson Jensen Anderson Enterprises, Inc., d/b/a Eyecatcher Marketing Company, Marketing Agreement effective May 10, 2000 and entered into May 10, 2000 with New Millennium Media International, Inc.

The undersigned parties mutually agree in all respects to the terms of this Addendum as follows:

1. The Carson Jensen Anderson Enterprises, Inc., d/b/a Eyecatcher Marketing Company, Marketing Agreement effective May 10, 2000 and entered into May 10, 2000 with New Millennium Media International, Inc. (hereafter "Agreement") is hereby appended by including an additional paragraph designated as follows in its entirety:

          19. Indemnification and Hold Harmless Carson Jensen Anderson Enterprises, Inc., d/b/a Eyecatcher Marketing Company (hereafter "Indemnifying Party") covenants and agrees to defend, indemnify and hold harmless New Millennium Media International, Inc. and its officers, directors, employees, attorneys, accountants, affiliates and agents (collectively, the 'Indemnified Party") from and against, and pay or reimburse the Indemnified Party for any and all liabilities, obligations, losses, costs, deficiencies or damages (whether absolute or accrued) including interest, penalties and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder
          (collectively, "Losses") resulting from or arising out of (i) the incorrectness or breach of any representation or warranty made by the indemnifying Party in this Agreement or (ii) the failure of such indemnifying Party to perform any covenant or fulfill any other obligation contained in this Agreement. In the case of any claim asserted by a third party against an Indemnified Party, notice shall be given by the Indemnified Party to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense and without any indemnification for such expense pursuant to this Section, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying

          Party and such Indemnifying Party is damaged as a result of such failure of actual notice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party: (i) consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation or (ii) pursue any course of defense of any claim subject to indemnification hereunder, if the Indemnified Party shall reasonably and in good faith determine that the conduct of such defense might be expected to affect adversely the Indemnified Party's tax liability or ability to conduct its business. In the event that the Indemnified Party shall reasonably and in good faith determine that any proposed settlement of any claim subject to indemnification hereunder by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or ability to conduct its business, the Indemnified Party shall have the right at all times to take over and assume control over the settlement, negotiations or lawsuit relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the amount of the indemnity required to be paid by the Indemnifying Party shall be limited to the amount the Indemnifying Party is able to reasonably demonstrate that it could have settled the matter for immediately prior to the time of assumption. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. In any event all parties shall cooperate in the defense of any action or claim subject to this Agreement and the records of each shall be available to the other with respect to such defense."

2. In all other respects all terms and conditions of the May 10, 2000 Agreement remain unchanged and are hereby ratified and approved.

WHEREFORE, the parties have entered into this Agreement as of the 19th day of May 2000.

New Millennium Media International, Inc.        Carson Jensen Anderson
                                                Enterprises, Inc. d/b/a
                                                Eyecatcher Marketing Company

By: /s/                                         By: /s/
    -------------------------------------           ----------------------------
Date: 6-13-00                                   Date: 6-13-00
      -----------------------------------             --------------------------